Exhibit 99.1

News

April 28, 2010

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolittle@generaldynamics.com

General Dynamics Reports First-Quarter 2010 Results

•	Earnings from continuing operations increase to $599 million

•	Company-wide operating margins increase to 11.8 percent

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported first-quarter 2010 earnings from continuing operations of $599 million, or $1.54 per share on a fully diluted basis, compared with 2009 first-quarter earnings from continuing operations of $593 million, or $1.54 per share fully diluted. Revenues in the quarter were $7.75 billion. Net earnings for the first quarter of 2010 were $597 million, compared to $590 million in the first quarter of 2009.

Margins

Company-wide operating margins for the first quarter of 2010 were 11.8 percent, compared to 11 percent in the year-ago period. Aerospace and Combat Systems margin growth was especially strong, increasing by 240 basis points and 180 basis points, respectively.

Backlog

Funded backlog at the end of first-quarter 2010 grew to $47.4 billion, a 3 percent increase over the end of the fourth quarter 2009. Significant orders received include contracts valued at $845 million for construction of two additional T-AKE combat-logistics ships and $115 million for construction materials for an additional DDG-51 destroyer for the U.S. Navy, and $515 million for Stryker vehicle production and support for the U.S. Army. The Information Systems and Technology group was awarded a contract valued at $340 million to initiate production of the second increment of Army’s next-generation on-the-move tactical battlefield network, called WIN-T. The Aerospace group saw strong order activity in the quarter, particularly among large-cabin Gulfstream aircraft.

The company’s total backlog at the end of the first quarter 2010 was $63.9 billion, and the estimated potential contract value was an additional $17 billion, which represents management’s estimate of value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options.

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Cash

Net cash provided by operating activities in the quarter totaled $210 million. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $150 million for the period.

“General Dynamics delivered a strong operational performance in the first quarter of 2010,” said Jay L. Johnson, president and chief executive officer. “Operating margins across the company were steady or improving, demonstrating the benefits of our commitment to continuous improvement, and we saw good order activity across the corporation. On balance, General Dynamics delivered solid results, giving us a good first step down the path toward meeting our overall performance objectives for the year,” Johnson said.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 91,200 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its first-quarter securities analyst conference call, scheduled for 11:30 a.m. Eastern Time on Wednesday, April 28, 2010. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 2:30 p.m. April 28 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 23755253. The phone replay will be available from 1:30 p.m. April 28 until midnight May 5, 2010.

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EXHIBIT A

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	First Quarter		Variance
	2010	2009	$	%
Revenues	$7,750	$8,264	$(514)	(6.2)%
Operating costs and expenses	6,832	7,359	527

Operating earnings	918	905	13	1.4%

Interest, net	(44)	(39)	(5)
Other, net	—	3	(3)

Earnings from continuing operations before income taxes	874	869	5	0.6%

Provision for income taxes	275	276	1

Earnings from continuing operations	$599	$593	$6	1.0%

Discontinued operations, net of tax	(2)	(3)	1

Net earnings	$597	$590	$7	1.2%

Earnings per share - basic
Continuing operations	$1.56	$1.54	$0.02	1.3%
Discontinued operations	$(0.01)	$(0.01)	$—

Net earnings	$1.55	$1.53	$0.02	1.3%

Basic weighted average shares outstanding (in millions)	384.8	385.8

Earnings per share - diluted
Continuing operations	$1.54	$1.54	$—	0.0%
Discontinued operations	$(0.01)	$(0.01)	$—

Net earnings	$1.53	$1.53	$—	0.0%

Diluted weighted average shares outstanding (in millions)	389.0	386.5

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EXHIBIT B

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	First Quarter		Variance
	2010	2009	$	%
Revenues:
Aerospace	$1,357	$1,455	$(98)	(6.7)%
Combat Systems	2,002	2,407	(405)	(16.8)%
Marine Systems	1,639	1,669	(30)	(1.8)%
Information Systems and Technology	2,752	2,733	19	0.7%

Total	$7,750	$8,264	$(514)	(6.2)%

Operating earnings:
Aerospace	$218	$200	$18	9.0%
Combat Systems	269	279	(10)	(3.6)%
Marine Systems	161	163	(2)	(1.2)%
Information Systems and Technology	290	289	1	0.3%
Corporate	(20)	(26)	6	23.1%

Total	$918	$905	$13	1.4%

Operating margins:
Aerospace	16.1%	13.7%
Combat Systems	13.4%	11.6%
Marine Systems	9.8%	9.8%
Information Systems and Technology	10.5%	10.6%
Total	11.8%	11.0%

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EXHIBIT C

PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	April 4, 2010	December 31, 2009
ASSETS
Current assets:
Cash and equivalents	$2,025	$2,263
Accounts receivable	3,738	3,678
Contracts in process	4,692	4,449
Inventories	1,985	2,126
Other current assets	913	733

Total current assets	13,353	13,249

Noncurrent assets:
Property, plant and equipment, net	2,850	2,912
Intangible assets, net	2,032	2,098
Goodwill	12,288	12,269
Other assets	536	549

Total noncurrent assets	17,706	17,828

Total assets	$31,059	$31,077

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$704	$705
Accounts payable	2,250	2,365
Customer advances and deposits	4,102	4,313
Other current liabilities	2,881	2,988

Total current liabilities	9,937	10,371

Noncurrent liabilities:
Long-term debt	3,159	3,159
Other liabilities	5,184	5,124
Commitments and contingencies

Total noncurrent liabilities	8,343	8,283

Shareholders’ equity:
Common stock	482	482
Surplus	1,599	1,518
Retained earnings	15,527	15,093
Treasury stock	(3,560)	(3,463)
Accumulated other comprehensive loss	(1,269)	(1,207)

Total shareholders’ equity	12,779	12,423

Total liabilities and shareholders’ equity	$31,059	$31,077

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EXHIBIT D

PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Three Months Ended
	April 4, 2010	April 5, 2009
Cash flows from operating activities:
Net earnings	$597	$590
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	86	85
Amortization of intangible assets	57	54
Stock-based compensation expense	29	28
Excess tax benefit from stock-based compensation	(17)	(1)
Deferred income tax provision	10	40
Discontinued operations, net of tax	2	3
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(51)	(292)
Contracts in process	(241)	64
Inventories	143	(64)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(114)	151
Customer advances and deposits	(230)	(512)
Income taxes payable	234	192
Other liabilities	(312)	(131)
Other, net	17	(53)

Net cash provided by operating activities	210	154

Cash flows from investing activities:
Purchases of held-to-maturity securities	(247)	—
Capital expenditures	(60)	(81)
Business acquisitions, net of cash acquired	(48)	(168)
Other, net	73	(36)

Net cash used by investing activities	(282)	(285)

Cash flows from financing activities:
Purchases of common stock	(200)	(109)
Proceeds from option exercises	168	27
Dividends paid	(147)	(136)
Repayments of commercial paper	—	(139)
Other, net	16	(1)

Net cash used by financing activities	(163)	(358)

Net cash used by discontinued operations - operating activities	(3)	(6)

Net decrease in cash and equivalents	(238)	(495)
Cash and equivalents at beginning of period	2,263	1,621

Cash and equivalents at end of period	$2,025	$1,126

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EXHIBIT E

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	First Quarter	First Quarter
	2010	2009
Non-GAAP Financial Measures:
Free cash flow from operations:
Net cash provided by operating activities	$210	$154
Capital expenditures	(60)	(81)

Free cash flow from operations (A)	$150	$73

Return on invested capital:
Earnings from continuing operations	$2,413	$2,498
After-tax interest expense	121	93
After-tax amortization expense	152	115

Net operating profit after taxes	2,686	2,706
Average debt and equity	15,516	14,308

Return on invested capital (B)	17.3%	18.9%

Other Financial Information:
Return on equity (C)	20.7%	22.1%
Debt-to-equity (D)	30.2%	37.8%
Debt-to-capital (E)	23.2%	27.4%
Book value per share (F)	$33.13	$26.68
Total taxes paid	$35	$41
Company-sponsored research and development (G)	$147	$138
Employment	91,200	92,900
Sales per employee (H)	$342,000	$348,400
Shares outstanding	385,728,673	385,018,155

(A)	We believe free cash flow from operations is a measurement that is useful to investors, because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	We believe return on invested capital is a measurement that is useful to investors, because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(H)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

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EXHIBIT F

BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

First Quarter 2010	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Aerospace	$18,123	$425	$18,548	$1,361	$19,909
Combat Systems	11,201	1,694	12,895	2,079	14,974
Marine Systems	9,634	12,457	22,091	340	22,431
Information Systems and Technology	8,452	1,880	10,332	13,207	23,539

Total	$47,410	$16,456	$63,866	$16,987	$80,853

Fourth Quarter 2009
Aerospace	$18,891	$433	$19,324	$1,361	$20,685
Combat Systems	11,431	1,985	13,416	2,327	15,743
Marine Systems	7,111	15,362	22,473	1,072	23,545
Information Systems and Technology	8,423	1,909	10,332	12,815	23,147

Total	$45,856	$19,689	$65,545	$17,575	$83,120

First Quarter 2009
Aerospace	$20,179	$590	$20,769	$2,071	$22,840
Combat Systems	11,746	2,724	14,470	2,112	16,582
Marine Systems	9,431	16,031	25,462	1,208	26,670
Information Systems and Technology	7,795	2,629	10,424	12,556	22,980

Total	$49,151	$21,974	$71,125	$17,947	$89,072

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT G

FIRST QUARTER 2010 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the first quarter of 2010:

Combat Systems

•	Approximately $515 from the U.S. Army for vehicle production, contractor logistics support and battle-damage assessment under the Stryker wheeled armored vehicle program.

•	Approximately $300 from the U.S. Marine Corps under the mine-resistant, ambush-protected (MRAP) vehicle program to provide 250 RG-31 vehicles, suspension kits and spare parts.

•	Approximately $100 from the Army to provide improved ribbon bridge (IRB) bays and accessories.

Marine Systems

•	Approximately $845 from the U.S. Navy for the construction of the 13th and 14th T-AKE combat-logistics ships, scheduled for delivery in 2012.

•	Approximately $115 from the Navy for long-lead material for the construction of an additional DDG-51 Arleigh Burke-class destroyer.

•

Approximately $65 from the Navy to continue to provide Advance Nuclear Plant Studies (ANPS) in support of hull, mechanical, and electrical (HM&E) systems. The award has a maximum potential value of $185.

Information Systems and Technology

•

Approximately $390 from the Army under the Warfighter Information Network-Tactical (WIN-T) program for Increment 1 satellite communication equipment and low rate initial production of Increment 2 equipment.

•	Approximately $165 of orders for ruggedized computing and networking equipment under the Common Hardware/Software III (CHS-3) program, bringing the total contract value to more than $2.1 billion.

•	Approximately $110 for the Joint Tactical Radio System (JTRS) Handheld, Manpack and Small Form-Fit (HMS) radio program, bringing the total contract value to approximately $685.

•	Approximately $25 from the Army for Constructive Training Systems support. This five-year IDIQ contract has a maximum potential value of approximately $390.

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Approximately $30 from the Army to support the Medical Communications for Combat Casualty Care (MC4) Product Management Office. The contract has a maximum potential value of approximately $150 over five years.

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EXHIBIT H

AEROSPACE SUPPLEMENTAL DATA (UNAUDITED)

	First Quarter
	2010	2009
Gulfstream Green Deliveries (units):
Large aircraft	20	22
Mid-size aircraft	8	9

Total	28	31

Gulfstream Outfitted Deliveries (units):
Large aircraft	16	18
Mid-size aircraft	1	16

Total	17	34

Pre-owned Deliveries (units):	3	—

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